UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

LKA Gold Incorporated
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-17106 (Commission File Number)	91-1428250 (IRS Employer I.D. No.)

3724  47th Street Ct.  N.W.
Gig Harbor, Washington  98335
 (Address of principal executive offices)

(253) 514-6661
(Registrant’s telephone number)

LKA International,  Inc.
(Former name and/or address if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of LKA Gold Incorporated (OTCQB: LKAI) (the “Company”) has, over the past twenty-four months made numerous attempts to secure financing to expand its exploration program at the Company’s Golden Wonder mine. To date, none of these efforts have been successful and shareholder value has suffered. While financing opportunities will continue to be evaluated, the Board has determined that it is in the best interest of the Company and its shareholders to take more active steps to increase the awareness of the Company to the investing public. To that end, the Company has contacted certain persons and entities that work in the area of investor relations and have discussed putting together an awareness campaign for the Company. These efforts continue to move forward and it is likely such a campaign will be launched by the Company in the near future.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                LKA International, Inc.
Date:  February 13, 2014
                                                                         /s/ Kye A. Abraham
                                                                By: _____________________________________
                                                                      Kye A. Abraham, President